Filed pursuant to Rule 424(b)(5)

Registration No. 333-237738

PROSPECTUS SUPPLEMENT

(To the Prospectus dated May 13, 2020)

14,285,715 Shares of Common Stock

We are offering 14,285,715 shares of our common stock, par value $0.001 per share, at a purchase price of $1.05 per share pursuant to this prospectus supplement and the accompanying prospectus.

The offering is being underwritten on a firm commitment basis.

Our common stock is traded on The Nasdaq Capital Market under the symbol “COCP.” On August 25, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.43 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by the Quarterly Report on Form 10-Q for the three months ended June 30, 2020, which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1.0500	$15,000,001
Underwriting discounts and commissions (1)	$0.0788	$1,125,000
Proceeds, before expenses, to us	$0.9712	$13,875,001

(1)	In addition, we have agreed to pay the underwriter a management fee of 1.0% of the aggregate gross proceeds from this offering and to reimburse the underwriter for certain of its expenses. See the “Underwriting” section beginning on page S-21 of this prospectus supplement for a description of the compensation payable to the underwriter.

We have granted the underwriter a 30-day option to purchase up to an additional 2,142,857 shares of our common stock from us at the public offering price per share, less underwriting discounts and commissions. If the underwriter exercises its option in full, the total underwriting discounts and commissions payable by us will be $1,294,571, and the total proceeds to us, before expenses, will be $15,956,251.

The underwriter expects to deliver the shares of common stock on or about August 31, 2020.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 26, 2020

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated May 13, 2020, included in the registration statement on Form S-3 (No. 333-237738) that was initially filed on April 17, 2020 with the Securities and Exchange Commission (“SEC”), as amended on May 4, 2020, and was declared effective by the SEC on May 13, 2020. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor Wainwright are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of common stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Cocrystal” refer to Cocrystal Pharma, Inc., a Delaware corporation, and its consolidated subsidiaries.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such forward-looking statements include those statements that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project” and other words of similar meaning, although not all forward-looking statements contain these identifying words. In particular, these forward-looking statements include, among others, statements about our expectations with respect to the expected progress of our coronavirus program, Influenza program, including the anticipated results of our collaboration with Merck under the Collaboration Agreement, the expected progress of our Norovirus program, the settlement of class action and derivative lawsuit pending final court approval, and intended use of proceeds from this offering.

These statements are based on our current expectations and projections and involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus supplement, and the accompanying prospectus, and the documents incorporated by reference herein and therein. Important factors that could cause actual results to differ from those in the forward-looking statements include the risks arising from the impact of the COVID-19 pandemic on our Company, including supply chain disruptions, and the national and global economy, our continued ability to proceed with our programs, our reliance on certain third parties, our reliance on continuing collaboration with Merck under the Collaboration Agreement, the future results of preclinical and clinical studies, general risks arising from clinical trials, receipt of regulatory approvals, and development of effective treatments and/or vaccines by competitors. We also refer you to the Risk Factors which begin on page S-8 of this prospectus supplement and our most recent Annual Report on Form 10-K for the year ended December 31, 2019, under the caption “Item 1A – Risk Factors” of such report, as amended and supplemented by our Quarterly Report on Form 10-Q for the three months ended June 30, 2020, and the other documents incorporated by reference into this prospectus supplement for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements. However, factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and the accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

Our Company

Cocrystal Pharma, Inc. is a biotechnology company seeking to discover and develop novel antiviral therapeutics as treatments for serious and/or chronic viral diseases. We employ unique structure-based technologies and Nobel Prize winning expertise to create first- and best-in-class antiviral drugs. These technologies are designed to efficiently deliver small molecule therapeutics that are safe, effective and convenient to administer. We have identified promising preclinical and early clinical stage antiviral compounds for unmet medical needs including influenza, Hepatitis C virus (“HCV”), coronavirus, and norovirus infections. As described below, we recently entered into two license agreements with Kansas State University Research Foundation (“KSURF”) to permit us to use their patents to further develop certain proprietary broad-spectrum antiviral compounds for the treatment of norovirus and coronavirus infections.

Cocrystal Technology

We are developing antiviral therapeutics that inhibit the essential replication function of various viruses. Our goals include treating human and avian (bird) influenza and COVID-19. Additional goals include decreasing the duration of HCV therapy by advancing drug candidates targeting the HCV RNA-dependent RNA polymerase enzyme and treating norovirus infections by discovering and developing drug candidates targeting the viral replication complex. To discover and design these inhibitors, we use a proprietary platform comprising computation, medicinal chemistry, X-ray crystallography, and our extensive know-how. We determine the structures of cocrystals containing the inhibitors bound to the enzyme or protein to guide our design. We also use advanced computational methods to screen and design product candidates using proprietary cocrystal structural information. In designing the candidates, we seek to anticipate and avert potential viral mutations leading to resistance. By designing and selecting drug candidates that interrupt the viral replication process and also have specific binding characteristics, we seek to develop drugs that are not only effective against both the virus and possible mutants of the virus, but which also have reduced off-target interactions that cause undesirable clinical side effects. This approach requires an extensive knowledge of viruses and drug targets to carry out. In addition, knowledge and experience in the fields of structural biology, and enzymology are required. We developed our proprietary structure-based drug design under the guidance of Dr. Roger Kornberg, a director, who is our Chief Scientist and recipient of the Nobel Prize in Chemistry in 2006. Our drug discovery process focuses on those parts of the enzymes to which drugs bind and on drug-enzyme interactions at the atomic level. Additionally, we have developed proprietary targeted in-house chemical libraries of non-nucleoside inhibitors, metal-binding inhibitors, and drug-like fragments. Our drug discovery process is different from traditional, empirical, medicinal chemistry approaches that often require iterative high-throughput compound screening and lengthy hit-to-lead processes. We continue developing preclinical and clinical drug candidates using our proprietary drug discovery technology.

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Product Candidates

Coronavirus

We are currently advancing our coronavirus program leveraging the rights to preclinical leads from the two License Agreements with KSURF, entered into in February and April 2020, to further develop certain proprietary broad-spectrum antiviral compounds for the treatment of coronavirus infections (COVID-19). Cocrystal intends to pursue research and development of these antiviral compounds for coronavirus, including preclinical and clinical development. To our knowledge, there is currently no approved vaccine or antiviral treatment available for COVID-19, although there are certain drugs that may offer relief and the federal government has funded ongoing vaccine research. Remdesivir is currently used for the treatment of hospitalized patients with severe COVID-19 symptoms pursuant to an emergency use authorization granted by the U.S. Food and Drug Administration (“FDA”).

We initiated preclinical studies in our coronavirus program during the second quarter of 2020 and plan to identify additional replication inhibitors utilizing our proprietary platform technology during the third quarter of this year. The Company anticipates the selection of its lead preclinical molecule in the fourth quarter of 2020.

Influenza

We have several preclinical candidates under development for the treatment of influenza infection. CC-42344, a novel PB2 inhibitor, has been selected as a preclinical lead. This candidate binds to a highly conserved PB2 site of influenza polymerase complex (PB1: PB2: PA) and exhibits a novel mechanism of action. CC-42344 showed excellent preclinical antiviral activity against influenza A strains, including avian pandemic strains and oseltamivir-resistant strains, and has a favorable pharmacokinetic profile. We are currently conducting additional preclinical IND enabling activities and plan to initiate a Phase 1 study during 2021.

On January 2, 2019, we entered into an Exclusive License and Research Collaboration Agreement (the “Collaboration Agreement”) with Merck Sharp & Dohme Corp. (“Merck”) to discover and develop certain proprietary influenza A/B antiviral agents.

Under the terms of the Collaboration Agreement, Merck is funding research and development for the program at Cocrystal and Merck, including clinical development at Merck, and Merck is responsible for worldwide commercialization of any products derived from the collaboration. The Company received an upfront payment of $4,000,000 at signing and is eligible to receive milestone payments related to designated development, regulatory and sales milestones with the potential to earn up to $156,000,000, as well as royalties on product sales. The Collaboration Agreement operates under a Research Operating Plan (ROP) which includes goals for both organizations. The Company achieved its anticipated goals in 2019.

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Hepatitis C

On January 22, 2019, the Company announced safety and preliminary efficacy data for the Phase 2a clinical study evaluating CC-31244 for the treatment of HCV infected individuals. All subjects had completed the six-week treatment regimen. The treatment was well tolerated with no study discontinuations due to adverse events. Eight of 12 subjects achieved the primary efficacy endpoint of sustained virologic response at 12 weeks after completion of treatment (SVR12). SVR12 is defined as undetectable virus in blood 12 weeks after completion of treatment and is considered a virologic cure. The trial was conducted at the Institute of Human Virology, University of Maryland School of Medicine and the final study report was completed during the first quarter of 2020.

In addition, the Company is party to a Clinical Trial Agreement, dated October 2018, with the Humanity & Health Research Centre (“HHRC”) in Hong Kong, China. Under this agreement, HHRC initiated a Phase 2a investigator-sponsored study of CC-31244 for the treatment of HCV. This study has been terminated.

The Company is in partnership discussions for further clinical development of CC-31244.

Norovirus

We continue to identify and develop inhibitors of replication using the Company’s proprietary structure-based drug design technology platform. We recently entered into License Agreements with the KSURF to further develop certain proprietary broad-spectrum antiviral compounds for humans to treat Norovirus infections. Preclinical activities for our Norovirus program are currently under way. The Company expects to complete its proof-of-concept animal model study in the fourth quarter of 2020.

Intellectual Property

Our success depends, in part, upon our ability to protect our core technology. To establish and protect our proprietary rights, we rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets and know-how, as well as license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

As of the date of this prospectus supplement, our patent portfolio consisted of patents and pending applications in the areas primarily related to the treatment of influenza A, influenza A/B, coronavirus/norovirus and HCV.

In our influenza A and A/B programs, our patent portfolio consists of six families, including three pending U.S. provisional applications, and three pending applications in PCT countries and Taiwan. Our influenza A patent portfolio includes four patent families, of which three cover a genus of active compounds including CC-42344 and related uses and compositions, and one covers another genus of active compounds. Our influenza A/B patent portfolio includes two families of applications covering genuses of active compounds. For our influenza A/B program, the Collaboration Agreement with Merck provides for joint ownership with Merck of the patent rights covering discoveries, improvements and inventions resulting from the collaboration.

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In our coronavirus and norovirus programs, our patent portfolio consists of four patent families licensed from KSURF, and three patent families covering antiviral compounds developed by us.

In our HCV program, our patent portfolio consists of four families, including granted U.S. and European patents, and pending patent applications in the various countries around the world.

Recent Developments

Settlement of Class Action and Derivative Lawsuit

On August 17, 2020, a fully executed stipulation of settlement was filed with the U.S. District Court for the District of New Jersey with respect to the securities class action, and the parties have executed a stipulation of settlement with respect to the derivative litigation, in each case disclosed in Part I. Item 3. Legal Proceedings of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Both settlement agreements are subject to the final approval of the court. As part of the proposed settlement, the Company expects to pay $450,000 of the total settlement amount of $1,265,000 and to make certain corporate governance changes.

Corporate Information

Our principal executive offices are located at 19805 North Creek Parkway, Bothell, Washington 98011 and our telephone number is (786) 459-1831. Our Internet website address is www.cocrystalpharma.com. The information on our website is not incorporated into this prospectus supplement.

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The Offering

Issuer	Cocrystal Pharma, Inc.

Common stock offered	14,285,715 shares of common stock

Common stock to be outstanding immediately after this offering	66,426,414 shares of common stock

Underwriter’s option to purchase additional shares of common stock	We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 2,142,857 shares of our common stock from us.

Use of proceeds	We intend to use the net proceeds from this offering for the expansion of our coronavirus and influenza programs, and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-20 of this prospectus supplement.

Nasdaq Capital Market symbol	“COCP”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement, as amended and supplemented by our Quarterly Report on Form 10-Q for the three months ended June 30, 2020, and the other reports incorporated by reference into the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The number of shares of common stock to be outstanding immediately after this offering is based on 52,140,699 shares of common stock outstanding as of August 25, 2020 and excludes, as of that date:

●	243,275 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.53 per share;

●	1,801,065 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.78 per share; and

●	2,718,020 shares of common stock available for future grants under our 2015 Equity Incentive Plan (“Equity Plan”).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and no exercise of the underwriter’s’ option to purchase additional shares.

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RISK FACTORS

An investment in our common stock involves a substantial risk of loss. You should carefully consider the risk factors set forth below, in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by the Quarterly Report for the three months ended June 30, 2020, together with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to invest in our common stock. The occurrence of any of these risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business

Our coronavirus program is in the preclinical stage and we face significant competition from multiple parties pursuing the development of an effective COVID-19 treatment or a vaccine, some of which have significantly more advanced product candidates and substantially more resources. If we fail to gain market share as the result of our competitors developing and successfully commercializing effective COVID-19 therapies or vaccines more quickly than we do, our business and future prospects would be materially and adversely affected.

Our Coronavirus program is the preclinical stage. We initiated preclinical studies during the second quarter of 2020 and anticipate the selection of the lead preclinical molecule in the fourth quarter of 2020. We may be unable to produce an effective therapy in a timely manner or at all. Additionally, we are committing substantial financial and other resources to our Coronavirus program, which may negatively impact our other programs. Further, in the wake of the global COVID-19 pandemic a number of third parties, including large biotechnology and pharmaceutical companies and academic institutions have been conducting research aimed at development of an effective treatment for, or a vaccine against, COVID-19. Some of our competitors have substantially more resources, including government funding, than we do and have existing products in significantly more advanced stages of development. For example, remdesivir, an investigational antiviral agent developed by Gilead Sciences, Inc. (“Gilead”), is currently used for the treatment of hospitalized patients with severe COVID-19 symptoms pursuant to an emergency use authorization granted by the FDA, and Gilead earlier announced that it could spend as much as $1 billion on remdesivir in 2020. In another example, on August 23, 2020 President Trump announced that the FDA had authorized using convalescent plasma to treat COVID-19 patients on an emergency basis. If we are unable to timely advance our Coronavirus program or if we fail to gain market share as the result of our competitors developing and successfully commercializing effective COVID-19 therapies more quickly than we do, our business and future prospects would be materially and adversely affected.

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We have lost approximately $241.5 million from inception through June 30, 2020 and expect to continue losing money in the future. We may never achieve income from operations or have positive cash flow from operations.

As an early stage drug development company, our focus is on developing product candidates, obtaining regulatory approvals and commercializing pharmaceutical products. As a result, we have lost approximately $241.5 million from inception through June 30, 2020, expect losses to continue, and have never generated revenue from product sales. It is likely that we will need to raise money again in the future. We cannot assure you that we will ever generate income from operations or have positive cash flow from operations.

Because we believe the recent volatility of our stock price was caused by our announcement of our License Agreement with KSURF and our acquisition of rights to use the licensed patents to seek a treatment for coronavirus as well as norovirus, the increase in our stock price may be temporary for a number of reasons.

After we announced our entry into the first KSUFR agreement, the price of our common stock surged from $0.49 as of February 21, 2020 to the closing price of $1.77 on February 26, 2020. Our common stock traded as high as $2.37 and our daily trading volume for the first three days of the week of February 24, 2020 averaged approximately 57.0 million shares per day (not counting after hours trading) in contrast to an average daily trading volume of approximately 290,142 for the prior 90 trading days (which included higher volume for a few days in January 2020 when we announced a public offering). Additionally, after our March 6, 2020 announcement regarding the initiation of our coronavirus program, our volume continued to see extremely high trading volume. Our common stock may continue to be volatile and could materially fall for a number of reasons including:

●	Announcements by competitors that they are initiating human trials of drugs to treat the coronavirus or with respect to a possible vaccine;

●	Announcements that a competitor has received regulatory approval of a vaccine to prevent, or a product to treat, the coronavirus or announcements of successful trial results for a vaccine or treatment

●	Public announcement that the rapid spread of the coronavirus has receded;

●	Our disclosure that the use of our technology and the Kansas State patents do not appear promising for the treatment of this virus;

●	The continued large declines in major stock market indexes which causes investors to sell our Common Stock;

●	The termination of any other factors which may have created the unusual volatility and spike in volume; or

●	Other possible reasons for volatility which we have disclosed in our reports filed with the SEC.

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We cannot assure you that our stock price and volume will remain at current levels in which case investors may sustain large losses.

The COVID-19 pandemic may have a material adverse effect on our business.

We have experienced delays in our supply chain and with service partners as a result of the COVID-19 pandemic. Because the full impact of the COVID-19 pandemic remains uncertain, it may have a material adverse effect on us in a number of ways including:

●	If our scientists and other personnel (or their family members) are infected with the virus, it may hamper our ability to engage in ongoing research activities;

●	Similarly, we rely on third parties who can be similarly impacted;

●	If these third parties are affected by COVID-19, they may focus on other activities which they may devote their limited time to other priorities rather than to our joint research;

●	We may experience a shortage of laboratory materials which would impact our research activities;

●	As a result of the continuing impact of the virus, we may fail to get access to third party laboratories which would impact our research activities; and

●	We may sustain problems due to the serious short-term and possible longer term serious economic disruptions as our economy faces unprecedented uncertainty.

We have never generated revenue from product sales and expect that due to the regulatory constraints on a drug development company with products in the pre-clinical and early clinical stages, we may not ever generate revenue and may continue to incur significant losses for the foreseeable future.

We are a pre-clinical and early stage clinical, biopharmaceutical discovery and development company. From inception until 2016, our operations were limited to organizing and staffing the Company, acquiring and developing intellectual property rights, developing our technology platform, undertaking basic research on viral replication enzyme targets and conducting preclinical studies for our initial programs. We currently have only one product candidate in a Phase 2a clinical trial. Because of the need to complete clinical trials, establish safety and efficacy and obtaining regulatory approval, which is an expensive and time-consuming process, we do not anticipate generating revenue from product sales for at least five years and will continue to sustain considerable losses. We may develop a partnership that could generate income sooner, but there is no guarantee that will be achievable.

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To date, we have devoted the majority of our financial resources to research and development. We have financed our operations primarily through the sale of equity securities and entering into research collaborations. The results of our operations will depend, in part, on the rate of future expenditures and our ability to obtain funding through equity or debt financings, strategic alliances or grants. We anticipate our expenses will increase substantially if and as we continue our research and clinical and preclinical development of our product candidates. We anticipate that if we continue to undertake clinical studies our expenses will increase even further.

Because we have yet to generate any revenue from product sales on which to evaluate our potential for future success and to determine if we will be able to execute our business plan, it is difficult to evaluate our future prospects and the risk of success or failure of our business.

Our ability to generate revenue from product sales and achieve profitability depends on our ability, alone or with partners, to successfully complete the development of, obtain the regulatory approvals for and commercialize pharmaceutical product candidates. We have no pharmaceutical product candidates that have generated any commercial revenue, do not expect to generate revenues from the commercial sale of pharmaceutical products for many years, and might never generate revenues from the sale of pharmaceutical products. Our ability to generate revenue and achieve profitability will depend on, among other things, the following:

●	identifying and validating new therapeutic strategies;

●	entering into collaborations with large pharmaceutical or biotechnology companies, similar to our recently announced Collaboration Agreement with Merck;

●	completing our research and preclinical development of pharmaceutical product candidates;

●	initiating and completing clinical trials for pharmaceutical product candidates;

●	seeking and obtaining regulatory marketing approvals for pharmaceutical product candidates that successfully complete clinical trials;

●	establishing and maintaining supply and manufacturing relationships with third parties;

●	launching and commercializing pharmaceutical product candidates for which we obtain regulatory marketing approval, with a partner or, if launched independently, successfully establishing a sales force, marketing and distribution infrastructure;

●	maintaining, protecting, enforcing, defending and expanding our intellectual property portfolio; and

●	attracting, hiring and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we cannot predict the timing or amount of increased expenses and when we will be able to achieve or maintain profitability, if ever. Our expenses could increase beyond expectations if we are required by regulatory agencies to perform unanticipated studies and trials.

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Even if one or more pharmaceutical product candidates we independently develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved pharmaceutical product candidate. Moreover, even if we can generate revenues from the sale of any approved pharmaceutical products, we may not become profitable and may need to obtain additional funding to continue operations.

Because early stage drug development requires major capital investment, as we continue to incur operating losses, we will need to raise additional capital or form strategic partnerships to support our research and development activities in the future.

We are still in the early stages of development of our product candidates and have no products approved for commercial sale. Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is capital-intensive. As a rule, research and development expenses increase substantially as we advance our product candidates toward clinical programs. We currently have secured funding of the research and development of influenza A/B product candidates under our Collaboration Agreement with Merck. We also have one hepatitis C product candidate in a Phase 2a clinical study. However, in order to conduct trials for our other product candidates, we will need to raise additional capital to support our operations or form partnerships, in addition to our existing collaborative alliances, which may give substantial rights to a partner. Such funding or partnerships may not be available to us on acceptable terms, or at all. Moreover, any future financing may be very dilutive to our existing stockholders.

As we move lead compounds through toxicology and other preclinical studies, also referred to as nonclinical studies, we have and we will be required to file an Investigational New Drug application (“IND”) or its equivalent in foreign countries, and as we conduct clinical development of product candidates, we may have adverse results that may cause us to consume additional capital. Our partners may not elect to pursue the development and commercialization of our product candidates subject to our respective agreements with them. These events may increase our development costs more than we expect. We may need to raise additional capital or otherwise obtain funding through strategic alliances if we initiate clinical trials for new product candidates other than programs currently partnered. We will require additional capital to obtain regulatory approval for, and to commercialize, product candidates.

In securing additional financing, such additional fundraising efforts may divert our management’s attention from our day-to-day activities, which may adversely affect our ability to develop and commercialize product candidates. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we cannot raise additional capital when required or on acceptable terms, we may be required to:

●	significantly delay, scale back or discontinue the development or commercialization of any product candidates;

●	seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or on terms less favorable than might otherwise be available; or

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●	relinquish or license on unfavorable terms, our rights to technologies or any product candidates we otherwise would seek to develop or commercialize ourselves.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing development and commercialization efforts, which will have a material adverse effect on our business, operating results and prospects or may render the Company unable to continue operations.

We will depend substantially on Merck for the successful research, development and commercialization of our influenza A/B product candidates.

In January 2019, we entered into the Collaboration Agreement with Merck to research, develop, and commercialize certain proprietary influenza A/B antiviral agents. See “Product Candidates – Influenza” for more information on the Collaboration Agreement. The success of this collaborative alliance will depend substantially on the efforts and activities of Merck. Pursuant to the Collaboration Agreement, in case the joint research committee overseeing the research program cannot reach an agreement, the ultimate decision-making authority is vested in Merck as to most matters. Furthermore, Merck will be solely responsible for the development and commercialization of any products derived from the collaboration.

In addition, during the term of the research program and for a period of 12 months following the expiration or termination of the research program under the Collaboration Agreement, we have agreed to work exclusively with Merck on the research and development of influenza A/B antiviral agents. During the term of the Collaboration Agreement, we will be unable to conduct, or enable third parties to conduct, research, development and commercialization activities related to such agents. These restrictions may impair our ability to pursue research, development and commercialization opportunities that we would otherwise deem to be beneficial to our business.

If our research collaboration with Merck is terminated or is otherwise unsuccessful, including failure to reach milestones, we could lose the research program funding, and would not receive milestone payments or royalties, which could materially and adversely affect our business, our ability to successfully develop and commercialize influenza A/B product candidates and our future financial condition.

Pursuant to the terms of the Collaboration Agreement, Merck agreed to, among other things, (i) fund the research and development collaboration, including clinical development and commercialization; (ii) make certain milestone payments up to a total of $156 million, including payments associated with the successful product development and attainment of certain U.S. and EU regulatory approvals for the developed products and sales volume; and (iii) pay royalties on net sales of the products.

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Merck can terminate the Collaboration Agreement at any time prior to the first commercial sale of the first product developed under the Collaboration Agreement, in its sole discretion, without cause. Furthermore, research collaborations, including the Collaboration Agreement, may turn out to be unsuccessful and are subject to certain risks, including the following risks:

●	disagreements with Merck resulting in delays or termination of the research, development or commercialization of product candidates, or litigation;

●	change the focus by Merck of its development and commercialization efforts;

●	failure by Merck to commit sufficient resources to the testing, marketing, distribution or development of product candidates; and

●	development by Merck of alternative products either on its own or in collaboration with others, or conflicts of interest or changes in business strategy or other business issues, which could adversely affect its willingness or ability to fulfill their obligations to us.

If our collaboration with Merck is unsuccessful for these or other reasons, or is otherwise terminated for any reason, we may lose the research program funding, and would not receive the milestone payments or royalties under the Collaboration Agreement.

Further, pursuant to the Collaboration Agreement Merck will only be obligated to make many of the milestone payments if our influenza A/B product receives required regulatory approvals, is commercialized and net sales exceed the thresholds set forth in the Collaboration Agreement. Achieving the milestones may be difficult and time-consuming. If some or all of these goals are not achieved, we may not receive some or all of the milestone payments under the Collaboration Agreement.

Any of the foregoing could have a material adverse effect on our business, our ability to successfully develop and commercialize influenza A/B product candidates and our future financial condition.

We have been sued by our former investment banking firm for purported damages related to the failure to obtain their written consent prior to closing on our February 2020 $11 million registered direct offering.

On May 19, 2020, AGP, our former underwriter, placement agent and sales agent, filed a lawsuit against the Company alleging violation of a lock-up provision under the Placement Agent Agreement. Defending this proceeding can be time consuming, divert management’s attention and resources and cause us to incur significant expenses. Any adverse result to this lawsuit could adversely affect our cash position and in turn your investment.

S-14

We have been involved in a class action lawsuit, a related derivative action, and other litigation, and may in the future be involved in other legal proceedings, which may be expensive and time consuming to defend, and, if resolved adversely, could harm our business and financial condition.

While we and certain current and former executive officers and directors of the Company are defendants in a class action lawsuit alleging violation of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, and a related derivative action litigation, these lawsuits have been settled subject to court approval. See “Recent Developments” on p. S-6 for more information. We may become involved in additional legal proceedings in the future. We were also a defendant in two lawsuits filed with the U.S. District Court for the District of Minnesota by a former Biozone Pharmaceuticals, Inc. (“Biozone”) lawyer; the first lawsuit was dismissed and the dismissal was affirmed. Pending an appeal to the U.S. Supreme court of the dismissal, the second lawsuit has been stayed by the lower court. These proceedings can be time consuming, divert management’s attention and resources and cause us to incur significant expenses. While we believe we have insurance coverage for the class action suit and the derivative action, our insurance carrier has initially declined to cover the lawsuits. While we are seeking to reverse this decision, even if we can do so the amount of insurance may be insufficient. Furthermore, because litigation is inherently unpredictable, the adverse results of any such actions may have a material adverse effect on our business and financial condition, and cause our stock price to decrease.

Because, we are unable to rely on certain exemptions from registration under the federal securities laws, as the result of a “disqualifying event” involving a director of the Company, it could materially and adversely affect our ability to obtain future financing.

On January 10, 2019, Dr. Frost, one of our directors, was permanently enjoined from violating a certain anti-fraud provision of the Securities Act of 1933, future violations of Section 13(d) of the Exchange Act and Rule 13d-1(a) thereunder, and participating in penny stock offerings with certain exceptions. So long as Dr. Frost is a director, the Company will be unable to rely on certain exemptions from registration including the exemptions under Regulation A and Rule 506 promulgated under the Securities Act absent a waiver issued by the SEC. We have not applied for a waiver, and even if we do, the SEC may choose not to grant us a waiver. While there is a statutory exemption for private placements under Section 4(a)(2) of the Securities Act, the absence of the Rule 506 safe harbor under Regulation D could adversely affect our ability to raise necessary financing in the future on terms favorable to us, or at all.

Risk Related to This Offering and Our Common Stock

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business.

S-15

The price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price at which you purchase them in this offering.

The market price of our common stock following this offering may be higher or lower than the price at which you purchase them in this offering. The market price of our common stock your purchase of shares in this offering will depend on a number of factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our common stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	volatility in the market prices and trading volumes of biotechnology stocks generally, or those in our industry in particular;

●	our announcements concerning the initiation and results of clinical trials or entering into collaboration or license agreements;

●	changes in operating performance and stock market valuations of other biotechnology companies generally, or those in our industry in particular;

●	sales of shares of our stock by us or our stockholders;

●	the failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	announcements by us or our competitors of new novel medicines;

●	the public’s reaction to our earnings releases, other public announcements and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

S-16

●	actual or anticipated changes in our operating results or fluctuations in our operating results;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth in any of our significant markets.

In addition, in the past, following periods of volatility in the overall market and the market price of particular companies’ securities, securities class action litigation has often been instituted against companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If you purchase shares in this offering, you will suffer immediate and substantial dilution of your investment. You will experience further dilution if we issue additional equity securities in future financing transactions.

Because the offering price per share of our common stock is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

Investors purchasing shares of common stock in this offering will incur immediate dilution of approximately $0.58 per share. In addition, we have stock options and warrants outstanding that are exercisable into shares of our common stock. To the extent that such outstanding securities are exercised into shares of our common stock, investors purchasing our securities in this offering may experience further dilution.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

As of the date of this prospectus supplement, our directors, executive officers and principal stockholders (those beneficially owning in excess of 5%), and their respective affiliates, beneficially own approximately 28.6% of our outstanding shares of common stock. As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets.

S-17

Dr. Raymond Schinazi, our principal stockholder and former Chairman of the Board, Dr. Phillip Frost, a director, and certain other stockholders entered into a Stockholders Rights Agreement (the “SRA”) in November 2014 when we acquired another company controlled by Dr. Schinazi. This SRA gives each Dr. Schinazi and Dr. Frost (and certain other stockholders) the right to designate three directors to a seven person board of directors and together agree upon the seventh designee. In addition, our principal stockholders, acting together, would have the ability to control our management and affairs. Accordingly, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;

●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

The SRA contains, among other things, a covenant pursuant to which the Company may not issue or sell any capital stock without written consent or affirmative vote of (i) the majority of shares of the Company’s common stock issued upon conversion of Series A Preferred Stock (the “Series A Majority”), and (ii) the majority of shares of the Company’s common stock issued upon conversion of Series B Preferred Stock (the “Series B Majority”). The SRA also grants the holders of the common stock issued upon conversion of the Series A Preferred Stock and the Series B Preferred Stock a right of first refusal to purchase the Company’s equity securities in connection with any financing. Any amendment or waiver of the SRA provisions requires the written consent of the (i) Series A Majority; (ii) the Series B Majority; (iii) the holders of a majority of the capital stock of the Company held by the former holders of Series A Preferred Stock; and (iv) the holders of a majority of the capital stock of the Company held by the former holders of the Series B Preferred Stock. Dr. Raymond Schinazi, the former Chairman of the Board and the principal stockholder of the Company, is the holder of the majority of the common stock issued upon conversion of Series A Preferred Stock. Dr. Schinazi refused to provide a waiver of the SRA provisions requiring the consent of the Series A Majority for the offering of our common stock in March 2020 and the launch of our “at-the-market offering” in July 2020 and his right of first refusal. The SRA provides that specific performance is the proper remedy for violation of the covenants under the SRA, and any breach or threatened breach thereof shall be the proper subject of a temporary or permanent injunction or restraining order. Following the filing of the preliminary prospectus supplement, Dr. Schinazi provided his consent and waived his right of first refusal in connection with the offering of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

S-18

Failure to meet the continued listing requirements of The Nasdaq Capital Market could result in delisting of our common stock, which in its turn would negatively affect the price of our common stock and limit investors’ ability to trade in our common stock.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”). Nasdaq rules impose certain continued listing requirements, including the minimum $1.00 bid price, corporate governance standards and number of public stockholders. On December 13, 2019, we were notified by Nasdaq that we were not compliant with its closing bid price requirement because the closing bid price of our Common Stock was below $1.00 per share for 30 consecutive trading days. While we have regained compliance and this matter has since been resolved, if we fail to meet these continued listing requirements in the future, Nasdaq may take steps to delist our common stock. If our common stock is delisted from The Nasdaq Capital Market, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our common stock;

●	reduced liquidity with respect to our common stock;

●	a determination that our shares of common stock are a “penny stock” which will require broker-dealers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our Company; and

●	a limited ability to issue additional securities or obtain additional financing in the future.

Because our common stock was, with infrequent exceptions, not actively traded, if the current liquidity dissipates purchasers of our stock may incur difficulty in selling their shares at or above the price they paid for them, or at all.

Until 2020, our common stock was not actively traded with infrequent exceptions. The active market for our common stock in 2020 may not be sustained. Accordingly, investors may experience difficulty is selling their shares of Common Stock at or above the price they paid for them.

Future sales of our common stock, or the perception that such sales may occur, could cause the market price for our common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

S-19

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, or approximately $15.6 million if the underwriter exercises in full its option to purchase 2,142,857 additional shares. We intend to use the net proceeds from this offering for the expansion of our coronavirus and influenza programs, and for general corporate purposes and working capital.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2020 was approximately $17.96 million, or $0.34 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares of our common stock outstanding.

After giving effect to the sale of 14,285,715 shares of our common stock at the public offering price of $1.05 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $31.5 million or approximately $0.47 per share. This represents an immediate increase in the net tangible book value of approximately $0.13 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $0.58 per share to purchasers of our common stock in this offering.

Dilution per share of common stock to new investors is determined by subtracting as adjusted net tangible book value per share of common stock after this offering from the offering price per share of common stock paid by new investors.

The following table illustrates this per share dilution:

Public offering price per share		$1.05

Net tangible book value per share as of June 30, 2020	$0.34

Increase in net tangible book value per share attributable to new investors this offering	$0.13

As adjusted net tangible book value per share after giving effect to this offering		$0.47

Dilution in net tangible book value per share to new investors in this offering		$0.58

If the underwriter exercises its option to purchase additional shares in full, the as adjusted net tangible book value per share after this offering would be $0.49 per share, and the dilution in net tangible book value per share to new investors purchasing common stock in this offering would be $0.56 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of our common stock to be outstanding after this offering is based on the actual number of shares outstanding as of June 30, 2020, which was 52,140,699, and excludes as of such date:

●	243,275 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $15.00 per share;

●	1,801,065 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.78 per share; and

●	2,718,020 shares of common stock available for future grants under our Equity Plan.

To the extent that any outstanding options or warrants are exercised, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investors.

S-20

UNDERWRITING

Pursuant to an underwriting agreement with H.C. Wainwright & Co., LLC (the “underwriter”), we have agreed to issue and sell, and the underwriter has agreed to purchase, the number of shares of common stock listed opposite its name below, less the underwriting discount, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Shares
H.C. Wainwright & Co., LLC	14,285,715
Total	14,285,715

Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the underwriter’s option to purchase additional shares of common stock described below. The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases shares from us and the price at which the underwriter resells such shares may be deemed underwriting compensation. If the underwriter effects such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriter an option to purchase up to additional 2,142,857 shares of common stock at the public offering price, less the underwriting discount. The option is exercisable for 30 days from the date of this prospectus supplement.

Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.04725 per share.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per Share	Total without Option	Total with Option
Public offering price	$1.05	$15,000,001	$17,250,001
Underwriting discounts and commissions payable by us	$0.0788	$1,125,000	$1,293,750
Proceeds, before expenses, to us	$0.9712	$13,875,001	$15,956,2 51

We have also agreed to pay the underwriter a management fee equal to 1.0% of the aggregate gross proceeds in this offering. We have agreed to reimburse the expenses of the underwriter in the non-accountable sum of $50,000 in connection with this offering, up to $90,000 for expenses of legal counsel, and up to $12,900 for the clearing expenses of the underwriter in connection with this offering.

S-21

Right of First Refusal

We have granted the underwriter a twelve-month right of first refusal to act as our exclusive underwriter or placement agent for any further capital raising transactions undertaken by us, and to act as the exclusive advisor, manager or underwriter or placement agent, as applicable, if we sell or acquire a business, finance any indebtedness, or decide to raise funds by means of a public offering or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent.

Tail Financing Payments

In the event that any investors that participate in this offering or were introduced to this offering by the underwriter provide any capital to us in a public or private offering or capital-raising transaction within 6 months following the termination of our engagement of the underwriter, we shall pay the underwriter the cash compensation provided above on the gross proceeds from such investors.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock or any securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our common stock.

●	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.

●	Overallotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

S-22

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Regulation M

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

From time to time, the underwriter has provided and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and discounts and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriter for any further services.

H.C. Wainwright & Co., LLC acted as our exclusive placement agent in connection with our registered direct offering we consummated in March 2020 and as our exclusive sales agent in connection with an at-the-market offering facility in June 2020, in each case for which it received compensation.

Transfer Agent

The transfer agent of our common stock is Equity Stock Transfer. Their address is 237 West 37th Street, Suite 602, New York, NY 10018.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “COCP”.

S-23

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

LEGAL MATTERS

Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida, will pass upon certain legal matters relating to this offering. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the underwriter in connection with certain legal matters relating to this offering.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the reports of Weinberg & Company, our independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Cocrystal at www.sec.gov. You may also access our SEC reports and proxy statements free of charge at our website, www.cocrystalpharma.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the SEC under the Securities Act for the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

S-24

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. Any information that we incorporate by reference is considered part of this prospectus supplement. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

●	Our current reports on Form 8-K filed on January 29, 2020, January 31, 2020, February 24, 2020, March 4, 2020, March 13, 2020, March 30, 2020, April 20, 2020, April 22, 2020, June 8, 2020, June 15, 2020, June 26, 2020 and July 2, 2020 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item); and

●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38418), filed under Section 12(b) of the Exchange Act on March 9, 2018, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Cocrystal Pharma, Inc.

19805 North Creek Parkway

Bothell, Washington 98011

Telephone number: (786) 459-1831

S-25

PROSPECTUS

$150,000,000

Cocrystal Pharma, Inc.

Common Stock

Preferred Stock

Warrants

Units

Cocrystal Pharma, Inc. intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $150,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, brokers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is traded on The Nasdaq Capital Market under the symbol “COCP.” On April 16, 2020, the last reported sales price of our common stock on the Nasdaq Capital Market was $0.90 per share and our public float consisted of 36,909,583 shares of common stock.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2020

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

ii

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “Cocrystal,” “we,” “us,” and “our” refer to Cocrystal Pharma, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “Commission”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the Commission as indicated under the section entitled “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

Cocrystal Pharma, Inc. is a biotechnology company seeking to discover and develop novel antiviral therapeutics as treatments for serious and/or chronic viral diseases. We employ unique structure-based technologies and Nobel Prize winning expertise to create first- and best-in-class antiviral drugs. These technologies are designed to efficiently deliver small molecule therapeutics that are safe, effective and convenient to administer. We have identified promising preclinical and early clinical stage antiviral compounds for unmet medical needs including influenza, Hepatitis C virus, coronavirus, and norovirus infections.

Corporate Information

Our principal executive offices are located at 19805 N. Creek Parkway, Bothell, WA 98011 and our telephone number is (786) 459-1831. Our Internet website address is www.cocrystalpharma.com. The information on our website is not incorporated into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

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The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 27, 2020, as well as the risks, uncertainties and additional information (i) set forth in our reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the Commission after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information By Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

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As of April 1, 2020, we had 52,140,699 shares of common stock outstanding. In addition, as of that date, there were 1,084,229 shares underlying our outstanding warrants and stock options.

Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. As the date of this prospectus, we had no shares of preferred stock issued and outstanding.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our shareholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Delaware Law and of Our Charter and Bylaws - Issuance of “blank check” Preferred Stock,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

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Transfer Agent

We have appointed Equity Stock Transfer as our transfer agent. Their contact information is: 237 West 37th Street, Suite 602, New York, New York 10018, phone number (212) 575-5757.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS

Anti-takeover Provisions

In general, Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that this shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

●	before the shareholder became interested, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

●	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the shareholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its shareholders). Our Certificate of Incorporation does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore we are subject to the anti-takeover statute.

Issuance of “Blank Check” Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our Company.

Our Bylaws also allow our Board of Directors to fix the number of directors. Our shareholders do not have cumulative voting in the election of directors.

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Special Shareholder Meetings and Action by Written Consent

Under our Bylaws, special meetings of the shareholders shall be held when directed by (i) the Board of Directors, or (ii) when requested in writing by the holders of not less than 20 percent of all the shares entitled to vote at the meeting. Our Bylaws do not permit meetings of shareholders to be called by any other person. This could have the effect of delaying or preventing unsolicited takeovers and changes in control or changes in our management.

Indemnification of Directors and Officers.

Section 145(a) of the DGCL, which Cocrystal is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under Section 145(a) and (b) of the DGCL (unless ordered by a court) shall be made by Cocrystal only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. We have entered into Indemnification Agreements with each director and executive officer.

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Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 11 of Cocrystal’s Certificate of Incorporation provides that directors and officers of the Company, and any persons serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified to the fullest extent permitted by the DGCL.

Cocrystal carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to Cocrystal and its subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Cocrystal has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Governing Law and Forum Selection

Article 12 of Cocrystal’s Certificate of Incorporation provides that the internal affairs of the Company shall be governed by and interpreted under the laws of the State of Delaware, excluding its conflict of laws principles, and that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Company’s Certificate of Incorporation or Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

Article 12 of the Company’s Certificate of Incorporation has the effect of requiring parties bringing actions concerning the Company’s internal affairs, including actions brought by the Company’s shareholders, to litigate such matters in the Delaware Court of Chancery, to the extent such exclusive jurisdiction is permitted under applicable law. As such, shareholders of the Company seeking to bring a claim regarding the internal affairs of the Company may be subject to increased costs associated with litigating in Delaware as opposed to their home state or other forum, precluded from bringing such a claim in a forum they otherwise consider to be more favorable, and discouraged from bringing such claims as a result of the foregoing or other factors related to forum selection.

Article 12 of the Company’s Certificate of Incorporation does not provide the Delaware Court of Chancery with jurisdiction over matters for which federal courts have exclusive jurisdiction, such as suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder. Based on a case brought against Facebook, Inc. and its directors in a federal district court in California, the Company believes that Article 12 will effect a claim made under the DGCL that is combined with a claim made under the Exchange Act by causing the DGCL claim and the Exchange Act claim to be separated between the courts having jurisdiction over the respective claims. However, because the case in question was decided by a federal district court, its ruling is not binding on any other courts, and we cannot assure you that other courts will rule the same way.

Additionally, Section 22 of the Securities Act provides that state and federal courts have concurrent jurisdiction over claims to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. As such, there is some uncertainty as to the effect that Article 12 of our Certificate of Incorporation would have when a claim under the DGCL is combined with a claim under the Securities Act, and in such a case Article 12 may cause the DGCL claim and the Securities Act claim to be separated between the courts having jurisdiction over the respective claims, or alternatively it may cause the DGCL claim and the Securities Act claim to be consolidated in the Delaware Court of Chancery.

Because Article 12 of our Certificate of Incorporation may have the effect of severing certain causes of action between federal and state courts, shareholders seeking to assert such claims face the risk of increased litigation expenses arising from litigating multiple related claims in two separate courts, and shareholders may be discouraged from bringing all or some of these claims as a result. Notwithstanding the foregoing, the Company’s shareholders will not be deemed to have waived the Company’s compliance obligations with respect to the federal securities laws, including the Exchange Act and the Securities Act, or the rules and regulations promulgated thereunder.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or brokers;

●	directly to purchasers;

●	in a rights offering;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

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●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to brokers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Brokers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on The Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on The Nasdaq Capital Market. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on The Nasdaq Capital Market. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make.

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Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Weinberg & Company.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

●	Our annual report on Form 10-K for the year ended December 31, 2019 filed on March 27, 2020; and

●	Our current report on Form 8-K filed on January 29, 2020, January 31, 2020, February 24, 2020, March 4, 2020, March 13, 2020, March 30, 2020, April 20, 2020 and April 22, 2020 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item); and

●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38418), filed under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on March 9, 2018, including any subsequent amendment or report filed for the purpose of amending such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The Commission maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including Cocrystal at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, www.cocrystalpharma.com.

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You may obtain a copy of any of our filings, at no cost, by contacting us at:

19805 N. Creek Parkway

Bothell, WA 98011

(786) 459-1831

11

14,285,715 Shares

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

August 26, 2020